EXHIBIT 10.8


                                     FORM OF
                           RESTRICTED STOCK AGREEMENT
                FOR THE AMENDED AND RESTATED CARNIVAL CORPORATION
                                 2002 STOCK PLAN

      THIS  AGREEMENT  (the  "Agreement")  is  made  effective  as of  _________
(hereinafter the "Grant Date") between Carnival Corporation, a corporation organized under the laws of the Republic of Panama (the "Company"), and __________ (the "Executive").

                                R E C I T A L S:

      WHEREAS, the Company has adopted the amended and restated Carnival Corporation 2002 Stock Plan (the "Plan"), pursuant to which awards of restricted Shares may be granted; and

      WHEREAS, the Company desires to grant Executive an award of restricted Shares pursuant to the terms of this Agreement and the Plan.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Grant of Restricted Stock.

            Subject to the terms and conditions set forth in the Plan and in this Agreement, the Company hereby grants to Executive a Restricted Stock Award consisting of _______ Shares (the "Restricted Stock"). The Restricted Stock is subject to the restrictions described herein, including forfeiture under the circumstances described in Section 5 hereof (the "Restrictions"). The Restrictions shall lapse and the Restricted Stock shall become nonforfeitable in accordance with Section 3 hereof.

      2. Incorporation by Reference, Etc.

            The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Executive and his legal representative in respect of any questions arising under the Plan or this Agreement.

      3. Lapse of Restriction.

            Except as otherwise provided in Section 5 hereof, and contingent upon Executive's continued employment with a member of the Combined Group or an Affiliate, the Restrictions with respect to the Restricted Stock shall lapse on the fifth anniversary of the Grant Date. Notwithstanding the foregoing, the Committee shall have the authority to remove the Restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Grant Date, such action is appropriate.

      Any shares of Restricted Stock for which the Restrictions have lapsed or been removed shall be referred to hereunder as "released Restricted Stock."

      4. Certificates.

            Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in Executive 's name on the stock transfer books of the Company promptly after the shareholder approves the Plan. Subject to
Section 6 hereof, the certificates evidencing the Restricted Stock shall remain in the physical custody of Executive or Executive's legal representative at all times prior to the date such Restricted Stock becomes released Restricted Stock.

      5. Effect of Termination of Employment.

            (a) Upon the termination of Executive's employment with the Combined Group or an Affiliate due to death, Disability or Retirement, the Restrictions on the unreleased Restricted Stock shall be released according to the following:

                  (i) In the event the Executive terminates by reason of death or Disability, the Restrictions on the Restricted Stock shall lapse on the date of Executive's death or Disability and the Restricted Stock shall become Released Restricted Stock.

                  (ii) In the event the Executive terminates by reason of Retirement, the Restrictions on the Restricted Stock shall lapse in accordance with Section 3 of this Restricted Stock Agreement, without regard to the requirement that the Executive remain employed with a member of the Combined Group or an Affiliate, unless and until the Executive engages in competition in violation of Section 10 hereof or violates the nondisclosure provisions set forth in Section 11 hereof.

                  (iii) In the event the Executive voluntarily terminates employment as a direct result of the Executive being diagnosed with a terminal medical condition, the Restrictions on the Restricted Stock shall lapse on the earlier of Executive's death or the lapse date set forth in Section 3 of this Restricted Stock Agreement, unless and until the Executive engages in competition in violation of Section 10 hereof or violates the nondisclosure provisions set forth in Section 11 hereof.

                  (iv) In the event a member of the Combined Group or an Affiliate terminates the Executive's employment with such company for a reason other than for cause, as defined in Section 5(b)(i) below, the Restrictions on the Restricted Stock shall lapse in accordance with Section 3 of this Restricted Stock Agreement, without regard to the requirement that the Executive remain employed with a member of the Combined Group or an Affiliate, unless and until the Executive engages in competition in violation of Section 10 hereof or violates the nondisclosure provisions set forth in Section 11 hereof

            (b) Notwithstanding  anything herein to the contrary, but subject to
Section 5(a) above, no release of Restricted Stock shall be made, and all unreleased Restricted Stock issued hereunder and all rights under this Agreement shall be forfeited, if any of the following events shall occur:

                  (i) The Executive's employment with the Combined Group or an Affiliate is terminated for cause. For purposes of this Agreement, "for cause" shall be defined as any action or inaction by the Executive, which constitutes fraud, embezzlement, misappropriation, dishonesty, breach of trust, a felony or moral turpitude, as determined by its Board of Directors;

                  (ii) The Executive voluntarily terminates employment with the Combined Group or an Affiliate prior to Retirement unless such voluntary termination is directly related to death, Disability or the Executive being diagnosed with a terminal medical condition;

                  (iii)  The  Executive  shall  engage in  competition,  as more particularly described in Section 10 hereof, either (A) during the term of his employment with the Combined Group or an Affiliate; (B) following the Executive's voluntary termination of his employment with the Combined Group or an Affiliate; or (C) following the employing company's termination of the Executive's employment for any reason; or

                  (iv) The Executive violates the nondisclosure provisions set forth in Section 11 hereof.

      6. Rights as a Shareholder.

            Executive shall be the record owner of the Restricted Stock unless and until such shares are forfeited pursuant to Section 5 hereof, and as record owner shall be entitled to all rights of a common shareholder of the Company; provided that the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement. As soon as practicable following the lapse or removal of Restrictions on any Restricted Stock, Executive shall return the certificate representing such released Restricted Stock to the Company and the Company shall deliver to Executive or Executive's legal representative a replacement certificate for such released Restricted Stock with the restrictive legend removed. In the event the Restricted Stock is forfeited pursuant to Section 5 hereof, Executive shall immediately return the certificate evidencing such forfeited unreleased Restricted Stock to the Company and Executive's name shall be removed from the stock transfer books of the Company.

      7. Restrictive Legend.

            All certificates representing Restricted Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

   TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CARNIVAL CORPORATION 2002 STOCK PLAN, AS AMENDED FROM TIME TO TIME, AND A RESTRICTED STOCK AGREEMENT, DATED AS OF ____________, BETWEEN CARNIVAL CORPORATION AND ___________. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF CARNIVAL CORPORATION.

      8. Transferability.

            The Restricted Stock may not, at any time prior to becoming released Restricted Stock, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Executive, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, unreleased Restricted Stock may be transferred by the Executive, without consideration, to a Permitted Transferee in accordance with Section 9(h) of the Plan.

      9. Withholding; Section 83(b) Election.

            Executive agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including the payment to the Company upon the lapse or removal of Restrictions on any Restricted Stock (or such later or earlier date as may be applicable under Section 83 of the Code), or other settlement in respect of, the Restricted Stock of all such taxes and requirements and the Company shall be authorized to take such action as it deems necessary (including, without limitation, requiring the Executive to return the released Restricted Stock to the Company and/or withholding amounts from any compensation or other amount owing from the Company or its Affiliates to Executive) to satisfy all obligations for the payment of such taxes. Executive may make an election pursuant to Section 83(b) of the Code in respect of the Restricted Stock and, if he does so, he shall timely notify the Company of such election and send the Company a copy thereof. Executive shall be solely responsible for properly and timely completing and filing any such election.

      10. Competition.

            The services of the Executive are unique, extraordinary and essential to the business of the Combined Group or its Affiliate, particularly in view of the Executive's access to the Combined Group or its Affiliates' confidential information and trade secrets. Accordingly, in consideration of the Restricted Stock awarded hereunder, the Executive agrees that he will not, without the prior written approval of the Board of Directors, at anytime during the term of his employment with the Combined Group or its Affiliate and (except as provided below) for five (5) years following the date on which the Executive's employment with the Combined Group or its Affiliate terminates, directly or indirectly, within the United States or its territories, engage in any business activity directly or indirectly competitive with the business of the Combined Group or its Affiliate, or serve as an officer, director, owner, consultant, or employee of any organization then in competition with the Combined Group or its Affiliate. In addition, the Executive agrees that during such five (5) year period following his employment with the Combined Group or its Affiliate, he will not solicit, either directly or indirectly, any employee of the Combined Group or its Affiliate, its subsidiaries or division, who was such at the time of the Executive's separation from employment hereunder. In the event that the provisions of this Section 10 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

      11. Nondisclosure.

            The Executive expressly agrees and understands that Combined Group or its Affiliates own and/or control information and material which is not generally available to third parties and which Combined Group or its Affiliates consider confidential, including, without limitation, methods, products, processes, customer lists, trade secrets and other information applicable to its business and that it may from time to time acquire, improve or produce additional methods, products, processes, customers lists, trade secrets and other information (collectively, the "Confidential Information"). The Executive hereby acknowledges that each element of the Confidential Information constitutes a unique and valuable asset of Combined Group or its Affiliates, and that certain items of the Confidential Information have been acquired from third parties upon the express condition that such items would not be disclosed to Combined Group or its Affiliates and its officers and agents other than in the ordinary course of business. The Executive hereby acknowledges that disclosure of Combined Group or its Affiliates' Confidential Information to and/or use by anyone other than in Combined Group or its Affiliates' ordinary course of business would result in irreparable and continuing damage to Combined Group or its Affiliates. Accordingly, the Executive agrees to hold the Confidential Information in the strictest secrecy, and covenants that, during the term of his employment with Combined Group or its Affiliates (or any member of the Combined Group or its Affiliates) or at any time thereafter, he will not, without the prior written consent of the Board of Directors, directly or indirectly, allow any element of the Confidential Information to be disclosed, published or used, nor permit the Confidential Information to be discussed, published or used, either by himself or by any third parties, except in effecting Executive's duties for Combined Group or its Affiliates in the ordinary course of business. The Executive agrees to keep all such records in connection with the Executive's employment as Combined Group or its Affiliates may direct, and all such records shall be the sole and absolute property of Combined Group or its Affiliates. The Executive further agrees that, within five (5) days of Combined Group or its Affiliates' request, he shall surrender to Combined Group or its Affiliates any and all documents, memoranda, books, papers, letters, price lists, notebooks, reports, logbooks, code books, salesmen records, customer lists, activity reports, video or audio recordings, computer programs and any and all other data and information and any and all copies thereof relating to Combined Group or its Affiliates' business or any Confidential Information.

      12. Miscellaneous.

            (a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed as follows:

               If to Executive:        at the address specified in the Company's
                                       records.

               If to the Company to:   Carnival Corporation
                                       3655 N.W. 87th Avenue
                                       Miami, Florida 33178-2428
                                       Attn.: General Counsel

            (b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which are hereby expressly reserved, to remove, terminate or discharge Executive at any time for any reason whatsoever, with or without, Cause.

            (c) Bound by Plan. By signing this Agreement, Executive acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

            (d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on Executive and the beneficiaries, executors, administrators, heirs and successors of Executive.

            (e) Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

            (f)  Modifications.   No  change,  modification  or  waiver  of  any
provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

            (g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

            (h) Governing Law. This Agreement and the rights of Executive hereunder shall be construed and determined in accordance with the laws of the State of Florida.

            (i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

            (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Carnival Corporation                      Executive



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